Exhibit 99

UTC REPORTS FIRST QUARTER 2014 RESULTS

•EPS of $1.32 on sales of $14.75 billion
•Organic sales growth of 5%
•Increases lower end of 2014 EPS range, now expects EPS of $6.65 to $6.85

HARTFORD, Conn., April 22, 2014 - United Technologies Corp. (NYSE:UTX) reported first quarter earnings per share of $1.32 and net income attributable to common shareowners of $1.2 billion, down 5 percent and 4 percent respectively, over the year ago quarter. Results for the current quarter include $0.09 per share of restructuring costs. Earnings per share in the year ago quarter included $0.11 of favorable one-time items net of restructuring costs. Excluding these items in both quarters, earnings per share increased 10 percent year over year.
Sales of $14.75 billion increased 2 percent, reflecting the benefit of organic growth (5 points) partially offset by net divestitures (2 points) and adverse foreign exchange (1 point). First quarter segment operating profit increased 4 percent over the prior year quarter. Adjusted for restructuring costs and net one-time items, segment operating profit grew 9 percent.
“UTC delivered strong results to start the year with continued momentum coming out of 2013,” said Louis Chênevert, UTC Chairman & Chief Executive Officer. “All five of the segments contributed to UTC’s organic sales growth in the quarter. Our focus on growth and execution is paying off as we capitalize on improving end markets.”
New equipment orders at Otis increased 9 percent over the year ago first quarter, led by 27 percent growth in China. Foreign currency had an unfavorable impact of 2 points overall and a favorable impact of 2 points in China. Equipment orders at UTC Climate, Controls & Security increased 1 percent organically, with growth in HVAC and fire and security products partially offset by a decline at Transicold. Large commercial engine spares orders were up 11 percent at Pratt & Whitney and commercial spares orders increased 9 percent at UTC Aerospace Systems.
“Continued organic growth and orders strength give us confidence in our sales expectation of $64 billion for 2014,” added Chênevert. “Based on visibility to additional restructuring projects with solid returns, we now plan to increase restructuring spending from $300 million to $375 million, which we expect to be offset by one-time gains. The sales outlook together with continued cost reduction positions us to increase the lower end of our earnings per share range. We now expect earnings per share of $6.65 to $6.85, up from $6.55 to $6.85 previously.”
Cash flow from operations was $1.3 billion and capital expenditures were $333 million in the quarter. Share repurchase was $335 million and UTC continues to anticipate share repurchase, acquisitions, and debt paydown of $1 billion each in 2014. The company continues to target cash flow from operations less capital expenditures equal to net income attributable to common shareowners for the year.

United Technologies Corp., based in Hartford, Connecticut, provides high technology products and services to the building and aerospace industries. Additional information, including a webcast, is available on the Internet at http://www.utc.com. To learn more about UTC, visit the website or follow the company on Twitter: @UTC
All financial results and projections reflect continuing operations unless otherwise noted. The accompanying tables include information integral to assessing the company’s financial position, operating performance, and cash flow, including a reconciliation of differences between non-GAAP measures used in this release and the comparable financial measures calculated in accordance with generally accepted accounting principles in the United States.
This press release includes statements that constitute “forward-looking statements” under the securities laws. Forward-looking statements often contain words such as “believe,” “expect,” “plans,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and similar terms. Forward-looking statements may include, among other things, statements relating to future and estimated sales, earnings, cash flow, charges, expenditures, share repurchases and other measures of financial performance. All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties include, without limitation, the effect of economic conditions in the markets in which we operate, including financial market conditions, fluctuation in commodity prices, interest rates and foreign currency exchange rates; future levels of research and development spending; levels of end market demand in construction and in the aerospace industry; levels of air travel; financial difficulties of commercial airlines; the impact of government budget and funding decisions on the economy; changes in government procurement priorities and funding; weather conditions and natural disasters; delays and disruption in delivery of materials and services from suppliers; company and customer directed cost reduction efforts and restructuring costs and consequences thereof; the impact of acquisitions, dispositions, joint ventures and similar transactions; the development and production of new products and services; the impact of diversification across product lines, regions and industries; the outcome of legal proceedings, investigations and other contingencies; pension plan assumptions and future contributions; the effect of changes in tax, environmental and other laws and regulations and political conditions; and other factors beyond our control. The level of share repurchases depends upon market conditions and the level of other investing activities and uses of cash. The forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any forward-looking statements as of a later date. For additional information identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with the SEC from time to time, including, but not limited to, the information included in UTC's Forms 10-K and 10-Q under the headings “Business,” “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” and in the notes to the financial statements included in UTC's Forms 10-K and 10-Q.

UTC-IR
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United Technologies Corporation
Condensed Consolidated Statement of Comprehensive Income

	Quarter Ended March 31,
	(Unaudited)
(Millions, except per share amounts)	2014	2013
Net Sales	$14,745	$14,399
Costs and Expenses:
Cost of products and services sold	10,690	10,465
Research and development	624	610
Selling, general and administrative	1,596	1,627
Total Costs and Expenses	12,910	12,702
Other income, net	263	309
Operating profit	2,098	2,006
Interest expense, net	225	236
Income from continuing operations before income taxes	1,873	1,770
Income tax expense	567	418
Income from continuing operations	1,306	1,352
Less: Noncontrolling interest in subsidiaries' earnings from continuing operations	93	82
Income from continuing operations attributable to common shareowners	1,213	1,270
Discontinued Operations:
Income from operations	—	20
Loss on disposal	—	(15)
Income tax expense	—	(9)
Loss from discontinued operations attributable to common shareowners	—	(4)
Net income attributable to common shareowners	$1,213	$1,266
Comprehensive income	$1,238	$908
Less: Comprehensive income attributable to noncontrolling interests	86	61
Comprehensive income attributable to common shareowners	$1,152	$847
Earnings Per Share of Common Stock - Basic:
From continuing operations attributable to common shareowners	$1.35	$1.41
From discontinued operations attributable to common shareowners	—	—
Earnings Per Share of Common Stock - Diluted:
From continuing operations attributable to common shareowners	$1.32	$1.39
From discontinued operations attributable to common shareowners	—	—
Weighted Average Number of Shares Outstanding:
Basic shares	901	901
Diluted shares	917	914
As described on the following pages, consolidated results for the quarters ended March 31, 2014 and 2013 include restructuring costs and non-recurring items that management believes should be considered when evaluating the underlying financial performance.
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2014	2013
Net Sales
Otis	$2,955	$2,814
UTC Climate, Controls & Security	3,851	3,837
Pratt & Whitney	3,329	3,402
UTC Aerospace Systems	3,450	3,263
Sikorsky	1,361	1,249
Segment Sales	14,946	14,565
Eliminations and other	(201)	(166)
Consolidated Net Sales	$14,745	$14,399

Operating Profit
Otis	$570	$575
UTC Climate, Controls & Security	537	520
Pratt & Whitney	388	406
UTC Aerospace Systems	590	501
Sikorsky	86	90
Segment Operating Profit	2,171	2,092
Eliminations and other	39	21
General corporate expenses	(112)	(107)
Consolidated Operating Profit	$2,098	$2,006

Segment Operating Profit Margin
Otis	19.3%	20.4%
UTC Climate, Controls & Security	13.9%	13.6%
Pratt & Whitney	11.7%	11.9%
UTC Aerospace Systems	17.1%	15.4%
Sikorsky	6.3%	7.2%
Segment Operating Profit Margin	14.5%	14.4%

As described on the following pages, consolidated results for the quarters ended March 31, 2014 and 2013 include restructuring costs and non-recurring items that management believes should be considered when evaluating the underlying financial performance.

United Technologies Corporation
Restructuring Costs and Non-Recurring Items Included in Consolidated Results

	Quarter Ended March 31,
	(Unaudited)
In Millions - Income (Expense)	2014	2013
Restructuring Costs included in Operating Profit:
Otis	$(17)	$(10)
UTC Climate, Controls & Security	(43)	(22)
Pratt & Whitney	(42)	(7)
UTC Aerospace Systems	(6)	(8)
Sikorsky	(17)	(5)
	(125)	(52)
Non-Recurring items included in Operating Profit:
UTC Climate, Controls & Security	—	38
	—	38
Total impact on Consolidated Operating Profit	(125)	(14)
Tax effect of restructuring and non-recurring items above	42	16
Non-Recurring items included in Income Tax Expense	—	95
Impact on Net Income from Continuing Operations Attributable to Common Shareowners	$(83)	$97
Impact on Diluted Earnings Per Share from Continuing Operations	$(0.09)	$0.11

Details of the non-recurring items for the quarter ended March 31, 2013 above are as follows:

UTC Climate, Controls & Security: Approximately $38 million net gain from UTC Climate, Controls & Security's ongoing portfolio transformation, primarily due to a gain on the sale of a business in Hong Kong.
Income Tax Expense:  Approximately $95 million of favorable income tax adjustments as a result of the enactment of the American Taxpayer Relief Act of 2012 in January 2013. The $95 million is primarily related to the retroactive extension of the research and development credit to 2012.

United Technologies Corporation
Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and Non-Recurring Items (as reflected on the previous pages)

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2014	2013
Net Sales
Otis	$2,955	$2,814
UTC Climate, Controls & Security	3,851	3,837
Pratt & Whitney	3,329	3,402
UTC Aerospace Systems	3,450	3,263
Sikorsky	1,361	1,249
Segment Sales	14,946	14,565
Eliminations and other	(201)	(166)
Consolidated Net Sales	$14,745	$14,399

Adjusted Operating Profit
Otis	$587	$585
UTC Climate, Controls & Security	580	504
Pratt & Whitney	430	413
UTC Aerospace Systems	596	509
Sikorsky	103	95
Segment Operating Profit	2,296	2,106
Eliminations and other	39	21
General corporate expenses	(112)	(107)
Adjusted Consolidated Operating Profit	$2,223	$2,020

Adjusted Segment Operating Profit Margin
Otis	19.9%	20.8%
UTC Climate, Controls & Security	15.1%	13.1%
Pratt & Whitney	12.9%	12.1%
UTC Aerospace Systems	17.3%	15.6%
Sikorsky	7.6%	7.6%
Adjusted Segment Operating Profit Margin	15.4%	14.5%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	March 31,	December 31,
	2014	2013
(Millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$4,477	$4,619
Accounts receivable, net	11,537	11,458
Inventories and contracts in progress, net	10,992	10,330
Other assets, current	2,814	3,035
Total Current Assets	29,820	29,442
Fixed assets, net	8,895	8,866
Goodwill	28,216	28,168
Intangible assets, net	15,528	15,521
Other assets	8,770	8,597
Total Assets	$91,229	$90,594

Liabilities and Equity
Short-term debt	$304	$500
Accounts payable	6,949	6,965
Accrued liabilities	15,678	15,335
Total Current Liabilities	22,931	22,800
Long-term debt	19,739	19,741
Other long-term liabilities	14,727	14,723
Total Liabilities	57,397	57,264
Redeemable noncontrolling interest	137	111
Shareowners' Equity:
Common Stock	14,813	14,638
Treasury Stock	(20,760)	(20,431)
Retained earnings	41,205	40,539
Accumulated other comprehensive loss	(2,941)	(2,880)
Total Shareowners' Equity	32,317	31,866
Noncontrolling interest	1,378	1,353
Total Equity	33,695	33,219
Total Liabilities and Equity	$91,229	$90,594

Debt Ratios:
Debt to total capitalization	37%	38%
Net debt to net capitalization	32%	32%
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2014	2013
Operating Activities of Continuing Operations:
Income from continuing operations	$1,306	$1,352
Adjustments to reconcile net income from continuing operations to net cash flows provided by operating activities of continuing operations:
Depreciation and amortization	467	444
Deferred income tax provision (benefit)	44	(40)
Stock compensation cost	60	70
Change in working capital	(521)	(198)
Global pension contributions	(84)	(29)
Other operating activities, net	63	(190)
Net cash flows provided by operating activities of continuing operations	1,335	1,409
Investing Activities of Continuing Operations:
Capital expenditures	(333)	(295)
Acquisitions and dispositions of businesses, net	106	722
Increase in collaboration intangible assets	(142)	(157)
Other investing activities, net	(73)	69
Net cash flows (used in) provided by investing activities of continuing operations	(442)	339
Financing Activities of Continuing Operations:
Issuance (repayment) of long-term debt, net	6	(46)
Decrease in short-term borrowings, net	(200)	(329)
Dividends paid on Common Stock	(514)	(465)
Repurchase of Common Stock	(335)	(335)
Other financing activities, net	48	156
Net cash flows used in financing activities of continuing operations	(995)	(1,019)
Discontinued Operations:
Net cash used in operating activities	—	(715)
Net cash used in investing activities	—	(51)
Net cash flows used in discontinued operations	—	(766)
Effect of foreign exchange rate changes on cash and cash equivalents	(40)	(18)
Net decrease in cash and cash equivalents	(142)	(55)
Cash and cash equivalents, beginning of period	4,619	4,836
Cash and cash equivalents, end of period	4,477	4,781
Less: Cash and cash equivalents of assets held for sale	—	14
Cash and cash equivalents of continuing operations, end of period	$4,477	$4,767
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2014		2013

Net income from continuing operations attributable to common shareowners	$1,213		$1,270
Net cash flows provided by operating activities of continuing operations	$1,335		$1,409
Net cash flows provided by operating activities of continuing operations as a percentage of net income from continuing operations attributable to common shareowners		110%		111%
Capital expenditures	(333)		(295)
Capital expenditures as a percentage of net income from continuing operations attributable to common shareowners		(27)%		(23)%
Free cash flow from continuing operations	$1,002		$1,114
Free cash flow from continuing operations as a percentage of net income from continuing operations attributable to common shareowners		83%		88%
Notes to Condensed Consolidated Financial Statements

(1)
Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

(2)
Organic sales growth represents the total reported increase within the Corporation's ongoing businesses less the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and significant non-recurring items.

(3)
Free cash flow, which represents cash flow from operations less capital expenditures, is the principal cash performance measure used by UTC. Management believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders. Other companies that use the term free cash flow may calculate it differently. The reconciliation of net cash flow provided by operating activities, prepared in accordance with generally accepted accounting principles, to free cash flow is shown above.